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                                                                   Exhibit 23(m)


                              CONSENT OF PERSON TO
                                BECOME A DIRECTOR



         I consent to serve as a director of Regent Communications, Inc. upon and subject to the closing of an equity investment of Waller-Sutton Media Partners, L.P. in Regent Communications, Inc. pursuant to a certain commitment letter dated March 19, 1998 described in the Proxy Statement/Prospectus which is part of this Registration Statement on Form S-4 (File No. 333-46435). I further consent to the reference to my willingness to so serve contained in such Proxy Statement/Prospectus.



                                          ------------------------------------
                                                     Richard H. Patterson